UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in Item 1.01 of the Form 8-K filed on March 29, 2006, Xybernaut Corporation (the "Company"), Xybernaut Solutions, Inc. ("XSI" and together with the Company, the "Debtors") and East River Capital LLC ("ERC") entered into a Secured Promissory Note (the "Note") dated as of March 23, 2006. As previously disclosed in Item 1.01 of the Form 8-K filed on May 8, 2006, the Debtors and ERC entered into an Amended and Restated Secured Promissory Note, dated May 2, 2006 (the "Amended Note").

On July 11, 2006, the Debtors and ERC entered into Amendment No. 1 to the Amended Note (the "Amendment"). The Amendment provides that the $100,000 loan to be provided in accordance with the Amendment will be used solely for payroll of the Debtors.

Pursuant to the Amendment, Section 7 of the Amended Note provides that the Debtors will not use any portion of the loans other than in the ordinary course of the trade or business of the Debtors.

Pursuant to the Amendment, Section 23 (Issuance of Stock; Reconstitution of Board of Directors) and Section 24 (Warrants, Equity Rights) have been deleted from the Amended Note. Section 23 of the Amended Note was previously described in paragraph 12 of Item 1.01 of the Form 8-K filed on May 8, 2006. Section 24 of the Amended Note was previously described in paragraph 13 of Item 1.01 of the same Form 8-K.

The Amendment also contains standard representations and warranties, covenants and certain other matters.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2006, Gary Engle and Thomas W. Goodwin were appointed to the Board of Directors of the Company by the existing Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 1 to Amended and Restated Secured Promissory Note between Xybernaut Corporation, Xybernaut Solutions, Inc. and East River Capital LLC, dated as of July 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

July 17, 2006	By:	/s/ Perry L. Nolen

Name: Perry L. Nolen
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	AMENDMENT NO.1 TO AMENDED AND RESTATED SECURED PROMISSORY NOTE